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                                                                     Exhibit 3.1

                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         MOBIUS MANAGEMENT SYSTEMS, INC.

                         Pursuant to Section 245 of the
                             General Corporation Law
                            of the State of Delaware

                  Mobius Management Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. That the name of the Corporation is Mobius Management Systems, Inc.

                  2. That the Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on the 26th day of August, 1996 under the name Mobius Management Systems, Inc., that the Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on the 18th day of April, 1997 and that the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (the "Certificate of Designation") of the Corporation was filed in the office of the Secretary of State of Delaware on the 8th day of May, 1997.

                  3. That this Second Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of this Corporation.

                  4. That the text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                           FIRST:   The name of the Corporation is Mobius
Management Systems, Inc.

                           SECOND:  The address of its registered office in the
State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                           THIRD:   The nature of the business or purposes to be
conducted or promoted by the Corporation, is to engage in any lawful act or
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activity for which corporations may be organized under the General Corporation
Law of Delaware ("GCL").

                           FOURTH: The total number of shares of all classes of
stock which the Corporation shall have authority to issue is 46,000,000 shares, of which 40,000,000 shall be designated Common Stock, par value $.0001 per share, 5,000,000 shall be designated Class A Non-Voting Common Stock, par value $.0001 per share and 1,000,000 shall be designated Preferred Stock, $.01 par value per share, 40,910 shares of which have been designated Series A Convertible Preferred Stock pursuant to the Certificate of Designation.

                           From and after the conversion of all outstanding
shares of Class A Non-Voting Common Stock into shares of Common Stock in accordance with Article FOURTH (b)(ii) hereof, such shares shall be retired and shall not be reissued, and, upon the filing of a certificate in accordance with
Section 243 of the GCL, the authorized shares of Class A Non-Voting Common Stock shall be eliminated. From and after the conversion of all outstanding shares of Series A Convertible Preferred Stock into shares of Common Stock in accordance with the Certificate of Designation, such shares shall be shares of Preferred Stock to be reissued only in accordance with the provisions of Article FOURTH
(c) hereof, and, upon the filing of a certificate in accordance with Section 243 of the GCL, the authorized shares of Series A Convertible Preferred Common Stock set forth in the Certificate of Designation shall be eliminated.

                           (a)  The Common Stock:

                           The holders of Common Stock shall be entitled to one
vote for each Share so held and shall be entitled to notice of any stockholders meeting and to vote upon any such matters as provided in the by-laws of the Corporation or as may be provided by law. Except for and subject to those rights expressly granted to holders of Preferred Stock or, except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have, together with holders of Class A Non-Voting Common Stock, exclusively all other rights of stockholders, including, without limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation, out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock, if any, of the specific amounts which they are entitled to receive upon such distribution.

                           (b)  The Class A Non-Voting Common Stock:

                           (i) The holders of Class A Non-Voting Common Stock
shall not be entitled to vote and shall not be entitled to notice of any stockholders meeting. Except for and subject to those rights expressly granted to holders of Preferred Stock or, except as may be provided by the laws of the State of Delaware, the


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holders of Class A Non-Voting Common Stock shall have, together with the holders of Common Stock, exclusively all other rights of stockholders, including, without limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation, out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock, if any, of the specific amounts which they are entitled to receive upon such distribution.

                           (ii) In the event of an initial public offering of
shares of Common Stock by the Corporation (a "Public Offering"), each issued and outstanding share of Class A Non-Voting Common Stock, without any action on the part of the holder thereof, shall, by virtue thereof and simultaneously therewith, automatically be converted into a fully paid and non-assessable share of Common Stock, and such issued and outstanding shares of Class A Non-Voting Common Stock shall thereafter be, for all purposes, shares of Common Stock. The Corporation hereby reserves and, at all times prior to a Public Offering, shall reserve and keep available, out of its authorized and unissued shares of Common Stock, for the purposes of effecting such conversion, such number of duly authorized shares of Common Stock as shall from time to time be sufficient to effect such conversion of all outstanding shares of Class A Non-Voting Common Stock. Upon the surrender following a Public Offering to the Corporation of certificates representing shares of Class A Non-Voting Common Stock, the Corporation shall promptly issue and deliver to the holder of such converted Class A Non-Voting Common Stock, a certificate or certificates representing the number of shares of Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Common Stock to be registered in the name of such holder.

                           (c)   The Preferred Stock:

                           The Board of Directors is hereby expressly authorized
to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

                           (i) the designation of such series, the number of
shares to constitute such series and the stated value thereof, if different from the par value thereof;

                           (ii) whether the shares of such series shall have
voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;


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                           (iii) the dividends, if any, payable on such series,
whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock or any other class or any other series of such class;

                           (iv) whether the shares of such series shall be
subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                           (v) the amount or amounts payable upon shares of such
series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                           (vi) whether the shares of such series shall be
subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                           (vii) whether the shares of such series shall be
convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and condition or exchange;

                           (viii) the limitations and restrictions, if any, to
be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of such class;

                           (ix) the conditions or restrictions, if any, to be
effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                           (x) any other powers, designations, preferences and
relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

                           The powers, designations, preferences and relative,
participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number



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of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated to any one or more series of Preferred Stock.

                           FIFTH: The Board of Directors is expressly authorized
to adopt, amend or repeal the bylaws of the Corporation in the manner now or hereafter prescribed by statute.

                           SIXTH:  (a) The business and affairs of the
Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

                                   (b) Election of Directors need not be by
written ballot unless the by-laws of the Corporation shall so provide.

                                   (c)  The number of Directors of the
Corporation shall be that number stated in the By-laws of the Corporation. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The term of one class of Directors shall expire at the annual meeting of stockholders to be held in 1999, the term of another class shall expire at the annual meeting of stockholders to be held in 2000, and the term of another class shall expire at the annual meeting of stockholders to be held in 2001. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The persons serving as Directors in classes whose terms expire in 1999, 2000 and 2001 shall be determined by resolution of the Board of Directors.

                  Notwithstanding the foregoing, whenever pursuant to the provisions of Article Fourth of this Amended and Restated Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Sixth unless so provided by such terms.

                  During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article Fourth hereof, then upon commencement and for the duration


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of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

                                    (d)  Subject to the rights, if any, of the
holders of any series of Preferred Stock to elect Directors and to remove any Director whom such holders have the right to elect, and notwithstanding the provisions of this Article Sixth providing for the classification of the Board of Directors, any Director or the entire Board of Directors (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed, for cause only, by the holders of 67% of the shares then entitled to vote at an election of Directors.

                                    (e)  Notwithstanding any other provision
of this Amended and Restated Certificate of Incorporation, the by-laws of the Corporation or any provision at law, the provisions of this Article Sixth shall not be deleted, amended or repealed except by holders of 67% of the shares then entitled to vote at an election of Directors.

                           SEVENTH: (a) Subject to the rights of the holders of
any one or more series of Preferred Stock, no action relating to the business or affairs of the Corporation may be taken by the stockholders, in writing or otherwise, except such actions as are taken at an annual or special meeting of stockholders. Special meetings of stockholders may only be called by the Chairman of the Board, the Chief Executive Officer, the President or the Executive Vice President of the Corporation or by the Secretary upon the written request, stating the purpose of such meeting, of two-thirds of the Board of Directors.

                                    (b) No action required to be taken or which
may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action, is specifically denied.


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                           EIGHTH:   A director of the Corporation shall not be
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or
(iv) for any transaction from which the director derived any improper personal benefit. If the GCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                           NINTH: (a) The Corporation shall to the fullest
extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the GCL, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a director or officer of the Corporation or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity (provided that such person's actions subject to such proceeding were taken in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful), against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such director or officer in connection with such proceeding; provided, however, that, except as provided in Paragraph (e) of this Article Ninth, the Corporation shall not be obligated to indemnify any person under this Article Ninth in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was not authorized by the Board of Directors of the Corporation and was initiated by such person against (i) the Corporation or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by, or under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries.

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                           (b) The right to indemnification conferred in this
Article Ninth shall be a contract right, shall continue as to a person who has ceased to be a director or officer of the Corporation or of any of its wholly-owned subsidiaries and shall inure to the benefit of his or her heirs, executors and administrators, and shall include the right to be paid by the Corporation the expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that if and to the extent that Delaware law so requires, the payment of such expense in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer or former director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer or former director or officer is not entitled to be indemnified by the Corporation.

                           (c) The Corporation's obligation to indemnify and to
pay expenses in advance of the final disposition of a proceeding under this Article Ninth shall arise, and all rights and protections granted to directors and officers under this Article Ninth shall vest, at the time of the occurrence of the transaction or event to which any proceeding relates, or at the time that the action or conduct to which any proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when any proceeding is first threatened, commenced or completed.

                           (d) Notwithstanding any other provision of this
Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, no action by the Corporation, either by amendment to or repeal of this Article Ninth or the by-laws of the Corporation or otherwise shall diminish or adversely affect any right or protection granted under this Article Ninth to any director or officer or former director or officer of the Corporation or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

                           (e) If a claim for indemnification and/or for payment
of expenses in advance of the final disposition of a proceeding arising under this Article Ninth is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

                           (f) The right to indemnification and the payment of
expenses incurred in connection with the defense or investigation of a proceeding in advance of its final disposition conferred in this Article Ninth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation,


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by-laws of the Corporation, insurance policy, agreement, vote of stockholders or disinterested directors or otherwise.

                           (g) In addition to the persons specified in
subsection (a) of this Article Ninth, the Corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.

                  5. The foregoing Second Amended and Restated Certificate of Incorporation was duly authorized and approved by the Board of Directors and recommended to be adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the GCL, and was adopted by the stockholders of the Corporation in accordance with Section 228 of the GCL.



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                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chairman of the Board, Chief Executive Officer and President on this _________________day of April, 1998.


                                  MOBIUS MANAGEMENT SYSTEMS, INC.



                                  By:________________________________
                                  Name: Mitchell Gross
                                  Title: Chairman of the Board, Chief Executive
                                         Officer and President


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